Exhibit 99.(n)(2)

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 1 to the Registration Statement (No. 333-175654) on Form N-2 of FS Investment Corporation II of our report dated March 26, 2013, relating to our audit of the consolidated financial statements appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Blue Bell, Pennsylvania

April 30, 2013